UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ZBB ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ZBB Energy Corporation to be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, on Wednesday, November 9, 2011 at 10:00 a.m., local time.  At the 2011 Annual Meeting, you will be asked to elect three Class I directors for three year terms and ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm, which proposals are described in detail in the accompanying Proxy Statement.

Our Board of Directors believes that the proposals being submitted for shareholder approval are in the best interests of ZBB Energy Corporation and its shareholders and recommends a vote FOR each of these proposals.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about September 26, 2011, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and vote electronically via the Internet or by telephone. This notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your attending either in person or by proxy. Your vote is important and I hope that you will vote as soon as possible by following the voting instructions set forth in the Shareholder Meeting Notice.

Very truly yours,

Eric Apfelbach
President and Chief Executive Officer

September 26, 2011

N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

PROXY STATEMENT

Unless the context requires otherwise, all references to “we”, “us” or “our” refer to ZBB Energy Corporation and its subsidiaries. Our fiscal year ends on June 30 of each year. In this proxy statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended June 30, 2011 is referred to as “fiscal 2011”).

The enclosed proxy is solicited by the board of directors of ZBB Energy Corporation for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on November 9, 2011, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone.

Only shareholders of record at the close of business on September 12, 2011 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 32,519,942 shares of common stock. The presence, in person or by proxy, of one-third of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum.

Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the annual meeting which means the three nominees receiving the most affirmative votes will be elected. On all other matters, an affirmative vote of at least a majority of the votes cast is required for approval.

Banks, brokers and other holders of record do not have discretionary authority to vote shares held in street name in connection with non-routine proposals, including the election of directors (Proposal 1). As a result, broker non-votes will occur in connection with this proposal at the 2011 Annual Meeting. Nevertheless, since broker non-votes are not counted as votes cast they will have no effect on the election of directors.

Banks, brokers and other holders of record have discretionary authority to vote shares held in street name, even if they do not receive instructions from the beneficial owner, on routine proposals, which includes the ratification of the appointment of an independent registered public accounting firm. Accordingly, if you do not provide your bank, broker or other holder of record with voting instructions with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2), such holder will have discretionary authority to vote your shares held in street name on that proposal at the 2011 Annual Meeting. As a result of this discretionary authority, broker non-votes will not occur in connection with Proposal 2 at the 2011 Annual Meeting.

We are making this proxy statement and our Annual Report to Shareholders available on the Internet instead of mailing a printed copy of these materials to shareholders. Shareholders will not receive a printed copy of these materials other than as described below. Instead, the Shareholder Meeting Notice for the 2011 Annual Meeting (the “Notice”) contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.  If you would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice.  The Notice will be mailed to shareholders on or about September 26, 2011.

If a proxy is granted properly by using the Internet or telephone procedures specified in the Notice or a proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions  given. Each shareholder may revoke a previously granted proxy at any time before it is exercised by using the Internet or telephone procedures specified in the Notice or by submitting written notice of revocation or a duly executed proxy bearing a later date to us. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy but a shareholder in attendance may request a ballot and vote in person, which revokes a prior granted proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding a proposal, the shares represented by the proxy will be voted FOR the proposal.

The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting, the proxy holders may vote any shares represented by proxy in their discretion.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 1, 2011 by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each executive officer included in the Summary Compensation Table below;

●	each of our directors;

●	each person nominated to become director; and

●	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ZBB Energy Corporation at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options which may be exercised within 60 days after September 1, 2011 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.  The applicable percentage of common stock outstanding as of September 1, 2011 is based upon 29,898,582 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock		Shares Subject to Options (1)	Total	Percentage of Class
Directors and Executive Officers
Richard A. Abdoo	574,797		75,000	649,797	2.2%
Eric C. Apfelbach	32,918		361,111	394,029	1.3%
Manfred E. Birnbaum	115,493		150,000	265,493	*
Kevin Dennis	22,977		100,458	123,435	*
Paul F. Koeppe	1,140,123		275,000	1,415,123	4.7%
Will Hogoboom	33,787		12,500	46,287	*
Daniel Nordloh	1,000		33,333	34,333	*
James H. Ozanne	-		-	-	*
Richard A. Payne	148,320	(2)	200,000	348,320	1.2%
Jeffrey A. Reichard	808,152		-	808,152	2.7%
Scott W. Scampini	72,595		118,201	190,796	*
				-
Nominees, Directors and Executive Officers as a group (11 persons)	2,950,162		118,201	3,068,363	10.2%
				-
Five Percent Stockholders				-
Ardsley Advisory Partners (3)	2,857,831		-	2,857,831	9.6%
Marathon Capital Management (4)	3,390,074		-	3,390,074	11.3%

____________

*	Less than one percent.

(1)	Does not include shares underlying restricted stock unit awards that are not issuable within 60 days of September 1, 2011.

(2)
Includes (i) 75,043 shares held by an affiliate of Mr. Payne, Geizo Pty. Ltd, as trustee for the RA Payne Family Trust, (ii) 17,206 shares held by Geizo Pty. Ltd as trustee for the RA Payne Super Fund and (iii) 1,412 shares held by the Emery Family Trust.

(3)
Shares are beneficially owned by Ardsley Partners Renewable Energy Fund, L.P., a Delaware limited partnership and Ardsley Renewable Energy Offshore Fund, Ltd., a British Virgin Islands corporation (“Renewable Offshore”). Ardsley Advisory Partners, a New York general partnership, and Philip J. Hempleman have shared dispositive power and shared voting power with respect to all 2,857,831 shares.  Ardsley Partners I, a New York general partnership, has shared dispositive power and shared voting power with respect to 1,754,300 shares.  The principal business address of the above-named entities and persons, with the exception of Renewable Offshore, is 262 Harbor Drive, Stamford, Connecticut 06902.  The principal business address of Renewable Offshore is Romasco Place, Wickhams Cay 1, Roadtown Tortola, British Virgin Islands.  This information has been obtained from a Schedule 13G filed by the above-named entities and persons with the SEC on February 14, 2011.

(4)
Shares are beneficially owned by Marathon Capital Management, LLC, a Maryland limited liability company.  Marathon Capital Management, LLC has sole voting power with respect to 125,000 shares and sole dispositive power with respect to 3,292,824 shares.  The principal business address of the above-named entity is 4 North Park Drive, Suite 106, Hunt Valley, MD  21030.  This information has been obtained from a Schedule 13G filed by the above-named entities and persons with the SEC on June 16, 2011.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s board of directors currently consists of six members and is divided into three classes serving terms of three years.  As of the date of the 2011 Annual Meeting the number of the directors comprising the Company’s board of directors will increase to seven.  Shareholders elect one class of directors at each annual meeting. Three directors are to be elected at this annual meeting to hold office until the 2014 annual meeting of shareholders or until a successor has been duly elected and qualified.   Upon the recommendation of the Nominating/Governance Committee of our Board of Directors, the Board of Directors has nominated and recommended Richard Payne and Jeffrey Reichard for re-election and James H. Ozanne for initial election to the Board of Directors, each as a Class I director.

Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the annual meeting and continuing directors and, for each nominee and director whose term of office will extend beyond the annual meeting, the year such director was first elected as a director, the positions currently held by each director with us, the year each director’s current term will expire and the current class of each director.

Information Concerning Directors and Nominees For Director

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Nominee’s or Director’s Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director

Nominees for Class I Directors:

James H. Ozanne	N/A	N/A	N/A
N/A

Richard A. Payne	Director	2011	I
1998

Jeffrey A. Reichard	Director	2011	I
2011

Continuing Directors:

Richard A. Abdoo	Director	2012	II
2009

Manfred E. Birnbaum	Director	2012	II
2007

Eric C. Apfelbach	President, Chief Executive	2013	III
2010	Officer and Director

Paul F. Koeppe	Chairman and Director	2013	III
2009

James H. Ozanne, age 68, has served as a Director of RSC Holdings Inc., one of the largest equipment rental providers in North America, since May 2007, and is the Lead Independent Director of RSC. Mr. Ozanne also serves as a Director of the Bank of Maine and an advisor to Amherst Securities.  Mr. Ozanne has served in executive positions in the financial services industry since 1972. During this time he has held the positions of Chief Financial Officer, President, Chief Executive Officer and Chairman of several leasing, rental, and consumer finance businesses ranging from full service railcar leasing to general equipment finance and grocery pallet rental. He also served as Executive Vice President of GE Capital responsible for the Consumer Finance and Operating Lease/Asset Management business units. Mr. Ozanne was most recently a Director of Financial Security Assurance Holdings Ltd. and Distributed Energy Systems Corp. He was Vice Chairman and Director of Fairbanks Capital Corp. from 2001 through 2005. He was also Chairman of Source One Mortgage Corporation from 1997 to 1999. Previously, he was President and Chief Executive Officer of Nation Financial Holdings and its predecessor, US WEST Capital.

We believe Mr. Ozanne’s qualifications to sit on our Board of Directors include his extensive knowledge of business, accounting and finance issues gained through his experience serving as an officer and director of various mortgage, finance, asset management, and venture capital organizations and his years of experience serving as the chief executive officer of several public companies.

Richard A. Payne, age 56, has served as a director since 1998 and previously held the position of chairman of the board from 2004 to 2008.  Mr. Payne also serves as a director and chairman of the board of ZBB PowerSav Holdings Limited, the entity through which we are executing our China joint venture (our “Hong Kong Holding Company”).  Mr. Payne is the principal of Richard Payne & Associates and is a commercial lawyer who has practiced as a corporate and commercial attorney in Australia since 1982. Mr. Payne has been a director of the Broome International Airport Group of companies since 2001. Richard Payne & Associates acted as a legal adviser to the Company and its predecessor in Australia between 1993 and 2005. Mr. Payne received his Bachelor of Jurisprudence (Hons) in 1980 and a Bachelor of Law in 1981 from the University of Western Australia.

Mr. Payne’s longstanding quality service as a member of our Board of Directors, as well as his significant experience serving on the boards of directors of other companies and legal expertise, make him a valuable member of our board of directors.  In addition, his residence in Australia and experience with transactions in Asia uniquely qualify him to serve as chairman of our Hong Kong Holding Company.

Jeffrey A. Reichard, age 53, has served as a director since January 2011.  Mr. Reichard has served as ZBB's Vice President, Electronics Development since January 2011. Mr. Reichard founded Tier Electronics, LLC in June of 2003 and currently serves as its President. Tier Electronics specializes in power converters and conversion systems for alternative energy and power quality applications and operates as a wholly-owned subsidiary of the Company.  From June 2000 to June 2002, Mr. Reichard served as Vice President of R&D at American Superconductor (AMSC), a leader in renewable energy, providing proven, megawatt-scale wind turbine designs and electrical control systems.  Mr. Reichard founded Integrated Electronics in March 1996, and rapidly grew the company by developing products at the leading edge of innovation, and offered significant price and performance advantages. Acquired by American Superconductor in 2000, Integrated Electronics developed the converter that became the standard for AMSC’s power quality products. Mr. Reichard holds a Bachelors of Science degree in Electrical Engineering from Marquette University.

Mr. Reichard is a well-known expert and visionary in the area of power electronics design.  With his significant knowledge and experience in the power electronics industry, he provides the Board of Directors with keen insight into the business and product opportunities afforded by this important market.

Richard A. Abdoo, age 67, has served as a director since August 2009. Mr. Abdoo is president of R.A. Abdoo & Co. LLC, an environmental and energy consulting firm.  Prior to starting this business, he was chairman and chief executive officer of Wisconsin Energy Corporation from 1991 until his retirement in 2004. He also served as President from 1991 to April 2003 and joined the company in 1975 as Director of Strategic Planning. During his administration, Wisconsin Energy Corporation grew to become a Fortune 500 company through a series of mergers and acquisitions. He merged Wisconsin Electric and Wisconsin Natural Gas Company into a single utility in 1996, acquired WICOR, Inc. and its Wisconsin Gas subsidiary in 2000, and later that same year introduced the company’s Power the Future plan to meet the future energy needs of southeastern Wisconsin. Mr. Abdoo currently serves on the boards of AK Steel Corp and NiSource.  Mr. Abdoo served on the boards of Renegy Holdings, Inc. and M&I Marshall & Ilsley Corporation until 2009.  Throughout his career, he has also been a champion of humanitarian causes. He is currently a member of St. Jude’s Children’s Research Hospital’s Professional Advisory Board. Mr. Abdoo received a master’s degree in economics in 1969 from University of Detroit and a bachelor’s degree in electrical engineering from University of Dayton in 1965.  A registered professional engineer in Michigan, Ohio, Pennsylvania and Wisconsin, he is also a longtime member of the American Economic Association.   In 2000, Mr. Abdoo was awarded the Ellis Island Medal of Honor, presented to Americans of diverse origins for their outstanding contributions to their own ethnic groups and to American society. Honorees typically include U.S. presidents, Nobel Prize winners and leaders of industry.

Mr. Abdoo’s extensive knowledge of the energy and energy services industries, and his extensive experience serving on the boards of directors of other companies qualify him to serve as a member of our Board of Directors.

Manfred E. Birnbaum, age 78, has served as a director since June 2007. Since 1994, Mr. Birnbaum has been an independent management consultant in the energy and power industries.  Mr. Birnbaum’s consulting services include assistance on divestitures, contract dispute resolution, technology licensing, and developing marketing strategies.  From 1982 to 1985, Mr. Birnbaum was chief executive officer of English Electric Corp., a wholly owned subsidiary of General Electric Company of England.  Prior to that, Mr. Birnbaum held various senior management positions at Westinghouse Electric Corporation between 1958 and 1982.  Mr. Birnbaum serves as a director of STW Resources Holding Corp., which provides customized water reclamation services and expects to be publicly traded soon. Mr. Birnbaum earned a B.A. in mechanical engineering from Polytechnic Institute, of the City University of New York in 1957 and a Masters Degree in electrical engineering from the University of Pennsylvania.

Mr. Birnbaum’s longstanding quality service as a member of our Board of Directors, as well as his significant experience serving as chief executive officer of English Electric Corp., gives him an understanding of the role of the board of directors and management. He also brings to the Board of Directors expertise and leadership skills he has acquired as an executive and consultant in the energy and power industries.

Eric C. Apfelbach, age 50, has served as a Director since January 2010.  Mr. Apfelbach has served as the Company’s President and Chief Executive Officer since January 7, 2010. From December 2008 until September 2009, Mr. Apfelbach served as President and CEO of M2E Power, Inc., a start-up technology company. From August 2003 until November 2008, Mr. Apfelbach served as President, CEO and a member of the board of directors, including Chairman from 2004 to 2008, of Virent Energy Systems, Inc., a catalytic biofuel company. From August 1999 until June 2003, Mr. Apfelbach served as President and CEO and Chairman of the board of directors from May 2000 to April 2003 of Alfalight, Inc., a high-power diode laser company he co-founded that serves the telecom, medical, military and industrial markets. From October 1997 until August 1999, Mr. Apfelbach served as Vice President of Global Sales and Marketing of Planar Systems (NYSE AMEX:PLNR), Inc., a company that designs and manufactures flat-panel displays. Mr. Apfelbach currently serves as a director of Xolve, Inc., Wedge Technologies, LLC and the Wisconsin Technology Council. Mr. Apfelbach holds a Bachelors of Science degree in Chemical Engineering from the University of Wisconsin.

Mr. Apfelbach brings extensive business and leadership experience to the Board of Directors. With his significant knowledge of and breadth of experience in the high technology industry in general and the alternative energy industry in particular, he provides the Board of Directors with a vital understanding of our business.

Paul F. Koeppe, age 62, has served as a Director since November 2009 and as Chairman since September 2010.  Mr. Koeppe was President, CEO and founder of Superconductivity, Inc., a manufacturer of superconducting magnetic energy storage systems from 1988 to 1997 when it was acquired by American Superconductor, an electricity solutions company. He then served as Executive Vice President of Strategic Planning for American Superconductor until his retirement in 2001. From 1993 to 1995, Mr. Koeppe was acting CEO and chairman of the executive committee of the board of directors of Best Power, Inc., a supplier of uninterruptible power supply equipment. Mr. Koeppe also serves as a member of the Board of Directors of Incontact, a Company specializing in the development and marketing of contact center software. Mr. Koeppe has also served as a member of the Board of Directors at Distributed Energy Systems Corp., from 2003 to 2010 and also as a member of the Board of Directors at Northern Power Systems from 1998 to until 2003 when Northern was acquired by Distributed Energy Systems Corp Prior to founding Superconductivity, Inc. Mr. Koeppe worked for Wisconsin Power and Light Company for 15 years in a variety of functions. He has earned a Bachelor’s Degree in Business Administration from Lakeland College and Associate Degrees in Materials Management and Electrical Power Technology.

Mr. Koeppe’s extensive executive, managerial and leadership experience, including many years in the energy services industry, positions him well to serve as a member of our Board of Directors. His business acumen and experience on the boards of directors of numerous companies make him a valuable addition to our Board of Directors.

Information Concerning Executive Officers

Set forth below is background information relating to our executive officers:

Name	Age	Position
Eric C. Apfelbach	50	President and Chief Executive Officer
Will Hogoboom	57	Chief Financial Officer and Secretary
Jeffrey A. Reichard	53	Vice President, Electronics Development
Scott W. Scampini	58	Executive Vice President
Kevin Dennis	48	Vice President, Engineering and Product Development
Daniel Nordloh	45	Vice President, Sales, Marketing and Business Development

Eric C. Apfelbach is discussed above under Information Concerning Directors and Nominees for Director.

Will Hogoboom was appointed Chief Financial Officer and Secretary in November 2010. From March 2010 to November 2010 he was Controller of the Company.  From 1996 to June 2001, he was CFO of Superconductivity, Inc. and the Wisconsin division of American Superconductor Corp. and from June 2001 to 2010 he was the CFO for several privately held high-technology companies including Imago Scientific Instruments Corp. and Spectrocon International LLC, both in Madison, Wisconsin. In addition Mr. Hogoboom was formally audit partner at Smith & Gesteland, LLP and audit manager at Ernst & Young from 1979 to 1996. Mr. Hogoboom holds a Bachelors Degree in Accounting from the University of Wisconsin and is a Certified Public Accountant.

Jeffrey A. Reichard is discussed above under Information Concerning Directors and Nominees for Director.

Scott W. Scampini has served as Executive Vice President since February 2010 and as a director of Tier Electronics LLC since January 2011.  From January 2008 to December 2010, Mr. Scampini served as Chief Financial Officer and from March 2009 to February 2010 he served as Executive Vice President responsible for all day to day operations.  From 1994 to June 2007, he was CFO, Executive Vice President and Director of MGS Manufacturing Group. In addition Mr. Scampini was formally a principal of one of our external accounting firms Scampini & Bond a firm that performed tax and consulting services for the Company and it’s US predecessor company from 1995-2007. Mr. Scampini holds a Bachelor’s Degree in Accounting from Marquette University, Milwaukee, Wisconsin, and is a Certified Public Accountant.  He has previously worked with Price Waterhouse and BDO Seidman. He was in charge of the corporate finance practice, for BDO Seidman.

Kevin Dennis was appointed Vice President, Marketing and Sales in January 2008 and most recently promoted to the position of Vice President, Engineering and Product Development. Mr. Dennis has extensive expertise in the utility and renewable energy markets having held various engineering, sales and senior management roles with ABB, most recently as Director, Advanced Power Electronics – North America. Kevin also spent four years as both the sales and engineering manager for Omnion Power Engineering Corporation, a manufacturer of power electronics systems for advanced energy systems. His early career also includes five years as a design engineer with American Electric Power Service Corporation (AEP) in Columbus, Ohio. He holds a Bachelors of Science degree in Electrical Engineering from Michigan Technological University, is a registered professional engineer in the States of Wisconsin and California and is a member of the IEEE (Power Electronics Group). He has participated as an industry representative in the working group for the development of Underwriters Laboratory standard, UL 741, for utility grid connected power converters. He also participates in various renewable energy and energy storage organizations.

Daniel Nordloh was appointed Vice President, Sales, Marketing and Business Development in April 2010. Mr. Nordloh has comprehensive leadership experience in strengthening technology and manufacturing companies, and extensive success in driving successful growth planning and execution initiatives within organizations poised for rapid growth. Since 1994 he has been involved in a number of startup organizations and mature businesses where he has proven success in growing enterprise value, capitalizing on market opportunities and creating innovative means by which to ensure market leadership and sustainable success models. From August 2007 to April 2010 Mr. Nordloh served as Principle of Synapse Junction, LLC a boutique advisory practice founded in 2007 to assist early stage and established companies with effective growth planning and execution initiatives. In his role at Synapse, Mr. Nordloh served in numerous leadership roles, including interim President and CEO of a technology company on behalf of a private equity group. During his interim role, Mr. Nordloh developed the go-forward growth strategy, built the leadership team, created a technology development joint venture and relocated the company headquarters to Wisconsin. Prior to Synapse Junction, from August 2005 to August 2007 Mr. Nordloh served as President and CEO of MTM International (presently Naviant, Inc.), a consulting and technology firm, where he created and executed a transformational strategy resulting in significant and diversified revenue growth. Mr. Nordloh also served as the Product and Marketing Manager at Vinyl Plastics, Inc., where he was responsible for market analysis, product development and channel strategy. Mr. Nordloh serves on the Board of Directors of Standard Imaging Inc., and the not-for-profit Family Support & Resource Center. He holds an MBA from the University of Wisconsin-Milwaukee and a BS degree in Behavioral Sciences from Eastern Kentucky University.

Significant Employees

The following table contains information about certain of our “significant employees” as required by the SEC rules. These employees are non-executive employees who we expect to make a significant contribution to our business.

Name	Age	Position
Peter Lex	48	Vice President, Manufacturing
Nathan Coad	32	Senior Development Engineer

Peter Lex joined Johnson Controls Battery Group in 1990 and has been our senior systems engineer since we acquired this division from Johnson Controls in 1994. He has coordinated extensive laboratory testing and qualification of zinc-bromine batteries and electrochemical capacitors. He has organized the research in materials development and conducted electrochemical testing of battery components and has developed electrode and separator materials and processing techniques that improved the performance and life expectancy of the batteries. He has been the principal U.S. research and development scientist for us since 1994 and coordinates the entire group’s materials research activities. He is a co-developer of our U.S. intellectual property. Mr. Lex holds a Bachelor of Science degree in Chemical Engineering which he received in 1984 from The University of Wisconsin-Madison and Master of Science degree in Chemical Engineering which he received in 1988 from The University of Connecticut, Storrs.

Nathan Coad is a Research and Design Engineer with almost 10 years of experience with flow batteries and fuel cells. After graduating as a Mechanical Engineer from Curtin University in Western Australia, he worked as a design engineer in the Oil & Gas industry. In pursuit of a more cutting edge career, Nathan went to Murdoch University where he worked as an Engineer for the Research Institute for Sustainable Energy and conducted research into hydrogen fuel cell technologies. After graduating with a research Masters degree in this field, he obtained a R&D Engineering role with ZBB Technologies. His key roles at ZBB have been designing a new flow battery system for the AEST project and designing a new flow battery stack.

Corporate Governance Principles And Board Matters

Board Independence

The Board of Directors has determined that each of Paul F. Koeppe, Richard A. Payne, Richard A. Abdoo, and Manfred E. Birnbaum is an independent director within the meaning of the director independence standards of the NYSE Amex (“NYSE AMEX”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Nominating/Governance Committee are independent within the meaning of the director independence standards of NYSE AMEX and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the chairman of the Board of Directors, who is independent. The independent directors of the Board of Directors met in executive session five times in fiscal 2011.

Board Leadership Structure

The Board of Directors has an independent chairman, meaning that the positions of chairman of the Board of Directors and Chief Executive Officer are not held by a single individual. The Board of Directors believes that having an independent chairman ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Policies Regarding Director Nominations

    Director Qualifications

The Nominating/Governance Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Nominating/Governance Committee does not have a formal policy concerning the diversity of the Board of Directors.  All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating/Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating/Governance Committee believes that the candidate will make an exceptional contribution to us and our shareholders.

    Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members.  The Board of Directors delegates the selection process to the Nominating/Governance Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Nominating/Governance Committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by other directors or shareholders or through such other methods as the Nominating/Governance Committee deems appropriate. Once candidates have been identified, the Nominating/Governance Committee confirms that the candidates meet the qualifications for director nominees established by the Nominating/Governance Committee. The Nominating/Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating/Governance Committee deems to be helpful in the evaluation process. The Nominating/Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating/Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.

Policy for Recommendation of Director Nominees by Shareholders

The policy of the Nominating/Governance Committee is to consider properly submitted shareholder recommendations for director candidates in accordance with our Policies Regarding Recommendation of Director Candidates. Under our policy, recommendations for director candidates other than those made by the board of directors or the Nominating/Governance Committee must be made pursuant to timely notice in proper written form to the secretary of ZBB Energy. To be timely, a shareholder’s recommendation of a candidate for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of ZBB Energy not more than 120 days before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination and include:

●	the name and address of the shareholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

●
the class and number of shares of our stock that are owned beneficially and of record by the shareholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

●	full biographical information concerning the director candidate, including a statement about the director’s qualifications;

●
all other information regarding each director candidate proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

●	description of all arrangements or understandings among the shareholder and the candidate and any other person or persons pursuant to which the recommendation is being made;

●	description of all relationships between the candidate and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding us; and

●	a written consent of the candidate to be named in our proxy statement and stand for election if nominated by the Board and to serve if elected by the shareholders.

Recommendations must be sent to the Chairman of the Nominating/Governance Committee c/o the Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. Once the Nominating/Governance Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.  The submission of a recommendation by a shareholder in compliance with these procedures will not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in the proxy statement for the annual meeting.  A shareholder wishing to formally nominate a candidate (as opposed to recommending a candidate for nomination by the Board as described above) must do so by following the procedures set forth in our Amended and Restated By-laws (“Bylaws”).

Policy Governing Director Attendance at Annual Meetings of Shareholders

Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of shareholders and, accordingly, directors are encouraged to be present at such shareholder meetings. All of our then-current board members attended the 2010 annual meeting of shareholders, other than Richard Payne who resides in Australia.

Code of Ethics

Our Board of directors adopted a Code of Business Conduct. The Code of Business Conduct, in accordance with Section 406 of the Sarbanes Oxley Act of 2002 and Item 406 of Regulation S-K, constitutes our Code of Ethics. The Code of Business Conduct codifies the business and ethical principles that govern our business.

The Code of Business Conduct is designed, among other things, to deter wrongdoing and to promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	Compliance with applicable governmental laws, rules and regulations;

●	The prompt internal reporting violations of the ethics code to an appropriate person or persons identified in the code of ethics; and

●	Accountability for adherence to the Code.

Our Code of Business Conduct has historically been posted and is available on our website at www.zbbenergy.com. Additionally, this Code of Business Conduct provided to all directors, officers and all other personnel upon joining the Company, and thereafter from time-to-time to any person, upon request, and without charge.  A copy may also be obtained, free of charge, from us upon a request directed to ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at www.zbbenergy.com or in our public filings with the SEC.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at www.zbbenergy.com.

The Board of Directors and Its Committees

Board of Directors

Our Bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is six. As of the date of the 2011 Annual Meeting the number of the directors comprising the Company’s board of directors will increase to seven.

The board of directors has standing audit, compensation, and nominating/governance committees. The board of directors held nine regular and special meetings during fiscal 2011.  Each director except for Mr. Payne who resides in Australia attended at least 75% of the full board meetings and meetings of committees on which each served in the same period. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.zbbenergy.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of each standing committee of the Board:

Audit:	Paul F. Koeppe (Chairman)
Richard A. Abdoo
Manfred E. Birnbaum

Compensation:	Manfred E. Birnbaum (Chairman)
Richard A. Abdoo
Paul F. Koeppe

Nominating/Governance:	Richard A. Abdoo (Chairman)
Manfred E. Birnbaum
Paul F. Koeppe

Committees

The Audit Committee assists the board of directors in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting process. The Audit Committee is responsible for making recommendations to the board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the board of directors, such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee is required at all times to be composed exclusively of directors who, in the opinion of our board of directors, are free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. We believe that Mr. Koeppe, Mr. Abdoo, and Mr. Birnbaum are independent directors as required by the listing requirements for the NYSE Amex. Our board has determined that Mr. Koeppe qualifies as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.  The Audit Committee met eight times during fiscal 2011.

The Compensation Committee evaluates the performance of our senior executives, considers design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity and stock option plans. Each member of the Compensation Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act.  The Compensation Committee met five times during fiscal 2011.

The Nominating/Governance Committee evaluates candidates nominated for director positions.  This committee is charged with evaluating candidates and making nominations for board members.  The composition of the board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.  The Nominating/Governance Committee met five times during fiscal 2011.

Shareholder Communications with the Board

Shareholders wishing to communicate with members of the board of directors may direct correspondence to such individuals c/o Will Hogoboom, Secretary, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

All communications received in accordance with these procedures will be reviewed by the Secretary of the Company and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient.  Examples of shareholder communications that would be considered improper for submission include, without limitation, communications that:

●	do not relate to the business or affairs of the Corporation or the functioning or constitution of the Board or any of its committees;

●	relate to routine or insignificant matters that do not warrant the attention of the Board;

●	are advertisements or other commercial solicitations;

●	are frivolous or offensive; or

●	are otherwise not appropriate for delivery to directors.

Role of the Board of Directors in Risk Oversight

The Board of Directors administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

Audit Committee Report

The Audit Committee of ZBB Energy has:

●	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2011 with management;

●	discussed with Baker Tilly, our independent auditors, the matters required to be discussed by PCAOB Auditing Standards AU 380, Communication with Audit Committees;

●	received the written disclosures and the letter from Baker Tilly required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

●	discussed with Baker Tilly the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended June 30, 2011.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
Paul F. Koeppe, Chairman
Richard A. Abdoo
Manfred E. Birnbaum

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table For 2011

The following table represents summary information regarding the compensation of each of Eric C. Apfelbach, our President and Chief Executive Officer, Will Hogoboom, our Chief Financial Officer, and Jeffrey A. Reichard, our Vice President, Electronics Development (the “named executive officers”), for fiscal 2011 and fiscal 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Eric C. Apfelbach (3)	2011	214,663	278,500	-	9,777	(4)	456,440
Chief Executive Officer	2010	146,875	-	358,765	2,582	(4)	508,222

Jeffrey Reichard (5)	2011	87,671	-	486,551	-		574,222
Vice President,
Electronics Development
Will Hogoboom (6)	2011	198,974	-	117,972	-		316,946
Chief Financial Officer
and Secretary

____________

(1)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
The amounts shown in this column indicate the full grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Mr. Apfelbach joined the Company in January 2010.

(4)	Represents the incremental cost to the Company of use of company car.

(5)	Mr. Reichard joined the Company in January 2011.

(6)	Mr. Hogoboom joined the Company in March 2010.

Outstanding Equity Awards at June 30, 2011

The following table presents information about unexercised options that were held by the named executive officers as of June 30, 2011.

	Options Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Eric C. Apfelbach	50,000	-		-		0.49	06/30/18	275,000	$ 253,000
	188,889	211,111	(2)	-		1.33	01/07/18
	50,000	-		-		1.33	06/30/15
	50,000	-		-		1.33	12/31/15
Jeff Reichard	-	230,000	(3)	-		1.15	(3)	-	-
	-	-		420,000	(4)	1.15	(4)
Will Hogoboom	-	50,000	(5)	-		1.16	05/06/19	-	-
	-	-		10,000	(6)	1.12	02/09/19
	-	50,000	(7)	-		1.36	01/17/19
	8,333	41,667	(8)	-		0.59	12/01/18
	-	-		30,000	(6)	0.57	12/31/18

____________

(1)
Represents shares underlying restricted stock unit awards.  75,000 of these shares vest in three equal annual installments beginning November 10, 2011 and 200,000 of these shares vest in three equal annual installments beginning May 6, 2012.  Market value is based on the closing price of our common stock on June 30, 2011 ($0.92).

(2)	Reflects the unvested portion of an option grant which vests in equal monthly installments through January 2013.

(3)
Reflects the unvested portion of an option grant which vests in three equal annual installments beginning January 21, 2012.  The optionee’s right to exercise the shares underlying each installment expires 5 years after the applicable vesting date.

(4)
Reflects the unvested portion of an option grant which vests in three equal annual installments beginning January 21, 2012 subject to the achievement of certain performance vesting conditions for the twelve month periods ended December 31, 2011, December 31, 2012 and December 31, 2013, respectively.  The optionee’s right to exercise the shares underlying each installment expires 5 years after the applicable vesting date.

(5)	Reflects the unvested portion of an option grant which vests in three equal annual installments beginning May 6, 2012.

(6)	Reflects the unvested portion of an option grant which vests in full on December 31, 2011 subject to the achievement of certain performance vesting conditions for the twelve month period then ended.

(7)	Reflects the unvested portion of an option grant which vests in three equal annual installments beginning January 17, 2012.

(8)	Reflects the unvested portion of an option grant which vests in equal monthly installments through December 2013.

Employment Agreements

On January 7, 2010, Eric Apfelbach entered into an employment agreement with us to act as our President and Chief Executive Officer on normal commercial terms and conditions and is paid a remuneration package totaling $250,000 per annum exclusive of any equity awards granted to him. Pursuant to the employment agreement, in January 2010 Mr. Apfelbach was awarded two inducement option grants to purchase a total of 500,000 shares of common stock.  The first covered 400,000 shares and provided for vesting as follows: one-third on grant and the balance in 24 monthly installments beginning on January 31, 2011 and ending on December 31, 2012.  The second grant covered 100,000 shares and vested in two equal installments on June 30, 2010 and December 31, 2010 based on the achievement of certain performance vesting conditions for the six month periods then ended.  The per share exercise price of the inducement options is $1.33 which was the closing price of our common stock on the NYSE Amex on January 7, 2010

If we terminate Mr. Apfelbach’s employment agreement for any reason other than for cause, Mr. Apfelbach terminates his employment for Good Reason (as defined in the employment agreement), or he dies, we must pay him a severance payment in an amount equal to six months of his annual base salary as then in effect, and he is entitled to certain benefits under COBRA.  Furthermore, Mr. Apfelbach will forfeit any options that have not vested at the time of termination for any reason, except that upon a change of control, his death, or his Disability (as defined in the employment agreement), the options shall become immediately exercisable and fully vested.

On August 18, 2010, Scott W. Scampini entered into an employment agreement with us as Executive Vice President, Operations and interim Chief Financial Officer for a period expiring on July 23, 2013 on normal commercial terms and conditions and is paid a remuneration package totaling $176,800 per annum exclusive of any equity awards granted to him. Pursuant to the employment agreement, in August 2010 Mr. Scampini was awarded an option to purchase 50,000 shares of common stock.  Mr. Scampini served as the Chief Financial Officer until Mr. Hogoboom’s appointment as Chief Financial Officer in December 2010.

The term of Mr. Scampini’s contract shall renew automatically for successive terms of one year each unless either party elects not to renew this Agreement by delivery of written notice to the other party not less than ninety (90) calendar days prior to the end of the then current term. If this Agreement is renewed, the terms of this Agreement during any such renewal term shall be the same as the term in effect immediately prior to such renewal.

If we terminate Mr. Scampini’s employment agreement prior to its expiration for any reason other than for cause, Mr. Scampini’s terminates his employment for Good Reason (as defined in the employment agreement), or he dies, we must pay him a severance payment in an amount equal to six months of his annual base salary as then in effect, and he is entitled to certain benefits under COBRA.  Furthermore, all unvested options shall vest and become immediately exercisable.

On December 1, 2010, Will Hogoboom entered into an independent contractor agreement with us to act as our interim Chief Financial Officer on normal commercial terms and conditions and is paid a remuneration package totaling approximately $190,000 per annum exclusive of any equity awards granted to him. Pursuant to the independent contractor agreement, Mr. Hogoboom was awarded options to purchase 50,000 shares of common stock, which vest in equal monthly increments over a three year period beginning on December 1, 2010.  We will reimburse Mr. Hogoboom for reasonable travel and other out-of-pocket expenses, as well as up to two continuing education sessions per year that are directly related to his service as Chief Financial Officer and his status as a CPA.

Either party may terminate Mr. Hogoboom’s independent contractor agreement with 60 days written notice.  In the case of our terminating the independent contractor agreement, the first 30 days will consist of transition work, and the remaining 30 day period will be severance.

As a condition of both employment agreements and Mr. Hogoboom’s independent contractor agreement, Mr. Apfelbach, Mr. Scampini and Mr. Hogoboom each entered into a restrictive covenant agreement with the Company. The restrictive covenant agreement contains, among other terms, covenants prohibiting him from competing with the Company during his employment and at any time during the 24 months following termination for any reason and a requirement for him to keep all confidential information of the Company strictly confidential during his employment and for a period of 24 months after termination of employment.

On January 21, 2010, Jeffrey Reichard entered into an employment agreement with us to act as our Vice President, Electronics Development on normal commercial terms and conditions and is paid a remuneration package totaling $200,000 per annum exclusive of any equity awards granted to him.  The details of Mr. Reichard’s employment agreement are discussed below under CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Director Compensation

2011 Compensation Policy for Non-Employee Directors

On November 10, 2010 the Board of Directors adopted the following compensation policy for members of the Board of Directors who are not officers or employees of the Company (“non-employee directors”):

●	An annual retainer in the amount of $72,000, to be awarded as described below.

●
In addition, an annual Chairman’s retainer in the following amounts, to be awarded as described below: $30,000 for the Chairman of the Board; $12,000 for the Chairman of the Audit Committee and for the Chairman of the Compensation Committee; and $8,000 for the Chairman of the Nominating/Governance Committee.

●
The total amounts determined above for a non-employee director for a year will be awarded as of the date of the annual meeting of shareholders of the Company (the “Annual Meeting”) in the form of restricted stock units (“RSUs”) under the Company’s 2010 Omnibus Long-Term Incentive Plan (or any successor plan thereto) (the “Stock Plan”); provided however, that beginning at the 2010 annual shareholders meeting, twenty-five percent of the annual retainer payable under the policy to Mr. Birnbaum shall be paid in cash instead of RSUs.   The RSUs will have the following terms and conditions: (A) the number of RSUs will be determined by dividing the dollar amount of the award by the closing price of the Company’s common stock on the first business day preceding the Annual Meeting, rounded up to the next whole share; (B) 25% of the RSUs will vest on the date of grant, and the remaining RSUs will vest 25% each on March 31, June 30 and September 30 following the Annual Meeting, provided the non-employee director remains in continuous service with the Board through the applicable vesting date; (C) the RSUs will vest earlier in the event of a “Change in Control” of the Company (as defined in the Stock Plan); (D) vested RSUs will be payable upon the earlier of (x) the date that is six months after the non-employee director “separates from service” with the Board (within the meaning of Section 409A of the Internal Revenue Code) or (y) the date of a Change in Control (provided that the Change in Control is a permissible “change in control” payment event within the meaning of Section 409A of the Internal Revenue Code); (E) vested RSUs will be payable in the form of one share of common stock of the Company for each vested RSU then payable; and (F) the RSUs will otherwise be subject to the terms of the Stock Plan (including section 8(j) thereof regarding treatment of dividends) and will be evidenced by an appropriate RSU award agreement.

●
In addition, an annual committee membership fee in the amount of $6,000 for each committee of the Board on which the non-employee director serves, payable in cash quarterly in arrears, provided the non-employee director remains in continuous service with the Board through each applicable payment date.

An employee of the Company who serves as a director receives no additional compensation for such service.

Non-Employee Director Compensation in 2011

The following table provides compensation information for the one-year period ended June 30, 2011 for each non-employee member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Total ($)
Richard A. Abdoo	13,500	114,286	-	127,786
Manfred E. Birnbaum	13,500	120,000	-	133,500
Paul F. Koeppe	13,500	174,000	-	187,500
William Mundell	90,000	-	-	90,000
Richard A. Payne	-	102,857	-	102,857

____________

(1)
The amounts shown in this column indicate the full grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our consolidated financial statements included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

(2)	The aggregate number of restricted stock unit awards and option awards outstanding on June 30, 2011 and held by each non-employee director was as follows:

Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Restricted Stock Unit Awards
Richard A. Abdoo	75,000	265,801
Manfred E. Birnbaum	150,000	260,909
William Mundell	200,000	-
Paul F. Koeppe	275,000	355,818
Richard A. Payne	200,000	202,857

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plan under which our equity securities are authorized for issuance to our employees and/or directors: the 2010 Omnibus Long-Term Incentive Plan.  We also maintain the following three equity compensation plans, which are frozen and under which no new grants will be made: the 2002 Stock Option Plan, the Employee Stock Option Scheme, and the 2007 Equity Incentive Plan.  Each of the foregoing equity compensation plans was approved by our shareholders.  The following table presents information about these plans as of June 30, 2011.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)
Equity compensation plans approved by security holders	3,472,688		$1.21	2,193,615
Equity compensation plans not approved by security holders	1,250,000	(1)	$1.22	None
Total	4,722,688		$1.21	2,193,615

____________

(1)
Consists of inducement option grants awarded to Mr. Apfelbach in connection with his hiring in January 2010 and members of management of Tier Electronics LLC in connection with its acquisition in January 2011.  The material terms of Mr. Apfelbach’s inducement option grants are described above under EXECUTIVE AND DIRECTOR COMPENSATION – EMPLOYMENT AGREEMENTS. The material terms of  the inducement option grants made in connection with the Tier acquisition are described below under CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

PROPOSAL 2 —RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

The Audit Committee of the board of directors has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending June 30, 2012.  A representative of Baker Tilly is expected to be present at the annual meeting. In addition to having the opportunity to make a statement, Baker Tilly’s representative will be available to respond to any appropriate questions.  PKF LLP was our independent registered public accounting firm for the fiscal year ending June 30, 2010.  However, on September 13, 2010 we dismissed PKF LLP as our independent registered public accounting firm.

During our two most recent fiscal years, the opinion of PKF LLP did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

 The audit report of PKF LLP on our consolidated financial statements as of and for the fiscal year ended June 30, 2010 contained an explanatory paragraph which stated “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company continues to incur significant operating losses and has an accumulated deficit of $46,894,677 that raises substantial doubt about the Company’s ability to continue as a going concern.  The Company is dependent on future debt and equity fundraising, additional sales orders, increase in margins, strategic partnerships, and/or government programs to sustain continued operations and meet past obligations.  Management’s plans regarding these matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The decision to change accountants was approved by the Audit Committee and ratified by our board of directors.

During our two most recent fiscal years, there were no disagreements with PKF LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF LLP, would have caused it to make reference thereto in its reports for those periods. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

During our two most recent fiscal years, neither we nor the Audit Committee consulted Baker Tilly with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K, as there were none.

If the shareholders do not ratify the appointment of Baker Tilly, the Audit Committee will take such action into account in reconsidering the appointment of our independent registered public accounting firm for fiscal 2012.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the selection of Baker Tilly as our independent registered public accounting firm for fiscal 2012.

Board Recommendation

The Board recommends that the shareholders vote FOR ratification of the appointment of Baker Tilly as our independent registered public accounting firm for 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

March 2010 Private Placement Transaction

On March 19, 2010, we entered into Stock Purchase Agreements with certain investors providing for the sale of shares of our common stock at a price per share equal to the closing price of our common stock on such date.  Officers and directors purchased a total of $280,000 of these shares as follows:

Name	Relation	Number of Shares	Purchase Price
Paul F. Koeppe	Director	120,482	$100,000
Richard A. Abdoo	Director	120,482	$100,000
Manfred E. Birnbaum	Director	12,048	$10,000
William Mundell	Former Director	12,048	$10,000
Richard A. Payne	Director	24,096	$20,000
Eric C. Apfelbach	Director / Executive Officer	12,048	$10,000
Scott W. Scampini	Executive Officer	12,048	$10,000
Will Hogoboom	Executive Officer	12,048	$10,000
Kevin Dennis	Executive Officer	12,048	$10,000

October 2010 Private Placement Transaction

On October 12, 2010, we entered into Stock Purchase Agreements with certain investors providing for the sale of shares of our common stock at a price per share equal to the closing price of our common stock on such date.  Officers and directors purchased a total of $425,000 of these shares as follows:

Name	Relation	Number of Shares	Purchase Price
Paul F. Koeppe	Director	696,056	$300,000
Richard A. Abdoo	Director	290,023	$125,000

December 2010 Private Placement Transaction

On December 29, 2010, we entered into Stock Purchase Agreements with certain investors providing for the sale of shares of our common stock at a price per share equal to the closing price of our common stock on such date.  Officers and directors purchased a total of $200,000 of these shares as follows:

Name	Relation	Number of Shares	Purchase Price
Paul F. Koeppe	Director	109,890	$100,000
Richard A. Abdoo	Director	54,945	$50,000
Manfred E. Birnbaum	Director	54,945	$50,000

June 2011 Transactions

On June 14, 2011, we entered into Stock Purchase Agreements with certain investors providing for the sale of shares of our common stock at a price per share equal to the closing price of our common stock on such date.  Officers and directors purchased a total of $210,000 of these shares as follows.

Name	Relation	Number of Shares	Purchase Price
Paul F. Koeppe	Director	108,696	$100,000
Richard A. Abdoo	Director	54,348	$50,000
Richard A. Payne	Director	21,739	$20,000
Eric C. Apfelbach	Director / Executive Officer	10,870	$10,000
Scott W. Scampini	Executive Officer	10,870	$10,000
Will Hogoboom	Executive Officer	21,739	$20,000

Tier Electronics January 2011 Transaction

On January 21, 2011, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) under which our subsidiary Tier Electronics LLC (“Tier”) acquired substantially all of the net assets of TE Holdings LLC (formerly Tier Electronics, LLC) (“Seller”) used in connection with Seller’s business of developing, manufacturing, marketing and selling power electronics products for and to original equipment manufacturers in various industries.  The $2,515,000 purchase price was comprised of (1) a $1.35 million promissory note, (2) 800,000 shares of our common stock with a fair market value of $920,000 as of the January 21, 2011 closing date, and (3) payment of approximately $245,000 of Seller’s obligations.  Tier operates as our wholly owned subsidiary.

Pursuant to the Purchase Agreement, we issued 800,000 shares of our common stock to Seller as a portion of the purchase price. We also paid a portion of the purchase price by issuing a non-negotiable promissory note to Seller in the principal amount of $1,350,000 that bears interest at a fixed annual rate equal to eight percent.  Mr. Reichard remains the sole owner of Seller.  The principal balance of the note is payable in three equal installments of $450,000 on the first, second and third anniversaries of the closing date.  Our first principal balance payment will be due on January 21, 2012.  Accrued interest is payable monthly.  As of August 21, 2011 we had paid $63,000 in accrued interest.

 If the federal capital gains tax rate exceeds 15% and/or the State of Wisconsin capital gains tax rate exceeds 5.425% at any time prior to the payment in full of the unpaid principal balance and accrued interest on the note, then the principal amount of the note (retroactive to the closing date) shall be increased by an amount equal to the product of (a) the aggregate amount of federal and state capital gain realized by Seller or Mr. Reichard, as applicable, in connection with the transactions contemplated by the Purchase Agreement, multiplied by (b) the difference between (i) the combined federal and State of Wisconsin capital gains tax rate as of the date of calculation, minus (ii) the combined federal and State of Wisconsin capital gains tax rate of 20.425% as of the date of the note.  Any adjustment to the principal amount of the note shall be effected by increasing the amount of the last payment due under the note without affecting the next regularly scheduled payment(s) under the note.

In connection with the Purchase Agreement, Jeffrey Reichard, who was the President of Seller before the acquisition and is one of our directors, entered into an employment agreement with us.  Pursuant to his employment agreement, Mr. Reichard became our Vice President, Electronics Development, the President of Tier, a member of our Board of Directors and a member of the Board of Directors of Tier.  In connection with the Purchase Agreement, Tier also entered into an employment agreement with Joanne Reichard, who is Mr. Reichard’s wife, pursuant to which she serves as Vice President of Tier and as a member of its Board of Directors.

In connection with the Purchase Agreement and the employment agreements with Mr. Reichard and Ms. Reichard, we awarded inducement options to purchase a total of 750,000 shares of our common stock to Mr. Reichard, Ms. Reichard and one other employee of Seller.  Mr. Reichard was awarded a total of 650,000 of these options, of which (1) 420,000 will vest in three equal annual installments beginning on December 31, 2011 based on Tier’s achievement of certain revenue targets and subject to Mr. Reichard’s continued employment with Tier and (2) the remaining 230,000 of which will vest in three equal annual installments beginning on the one-year anniversary of the closing date subject to Mr. Reichard’s continued employment with Tier.  Of the remaining 100,000 options, 75,000 were awarded to Ms. Reichard and 25,000 were awarded one other employee of Seller, which will vest in three equal annual installments beginning on the one-year anniversary of the closing date subject to Ms. Reichard’s continued employment with Tier.  The per share exercise price of the inducement options is $1.15, which was the closing price of our common stock on the NYSE Amex on January 21, 2011.

Under his employment agreement Mr. Reichard is entitled to receive an annual salary of $200,000 and is also eligible for all benefits of employment generally made available to our senior executives.  Further, if we terminate Mr. Reichard’s employment other than for “Cause” (as defined in his employment agreement) or “Disability” (as defined in his employment agreement) or if Mr. Reichard terminates his employment for “Good Reason” (as defined in his employment agreement), Mr. Reichard will be entitled to a severance payment in an amount equal to the greater of (a) twelve months of his annual base salary as then in effect or (ii) continued payment of his base salary as then in effect through the third anniversary of the closing date.  In the event Mr. Reichard terminates his employment other than for Good Reason or we terminate his employment for Cause, Mr. Reichard will be entitled to payment of any accrued but unpaid base salary through the date of termination, plus all accrued and unpaid benefits in which Mr. Reichard participates through the date of termination.  In the event Mr. Reichard’s employment is terminated pursuant to “Disability,” he will be entitled to a severance payment in an amount equal to his base salary as then in effect from the date of termination through the date on which benefits under our long-term disability policy begin, but in no event longer than ninety days.

As a condition of his employment agreement, Mr. Reichard entered into a restrictive covenant agreement with the Company. The restrictive covenant agreement contains, among other terms, covenants prohibiting him from competing with the Company during his employment and at any time during the 12 months following termination for any reason and a requirement for him to keep all information strictly confidential during his employment and for a period of 24 months after termination of employment.

Tier leases its facility from Seller under a lease agreement expiring December 31, 2014.  The first year rental is $84,000 per annum and is subject to an annual CPI adjustment.  We are required to pay real estate taxes and other occupancy costs related to the facility.  The property is approximately 10,400 square feet and is used to house Tier’s production, assembly and administration headquarters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following tables set forth the aggregate fees billed or expected to be billed by Baker Tilly and PKF LLP for fiscal 2011 and fiscal 2010 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described in the following the tables.

Baker Tilly

Fee Category	2011	2010
Audit Fees (1)	$150,117	$-
Audit-Related Fees(2)	$42,126	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$192,243	$-

____________

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC. Does not include contract audit and tax consulting fees of $23,800 billed for fiscal 2011 by Pitcher Partners, a firm that is an independent member firm of Baker Tilly International, for contract audit and tax consulting services for the Company’s foreign subsidiaries.

(2)	Consists of fees for professional services related to audits of the financial statements of Tier Electronics LLC in connection with the Company’s acquisition of the net assets of that company.

PKF LLP

Fee Category	2011	2010
Audit Fees (1)		$145,193
Audit-Related Fees
Tax Fees
All Other Fees
Total		$145,193

____________

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies And Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by PKF LLP and Baker Tilly during fiscal years 2010 and 2011.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of our annual report and proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, Attention: Secretary or by calling the Company at (262) 253-9800. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

SHAREHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2012 Annual Meeting of Shareholders must be received by us no earlier than June 12, 2012 and no later than August 11, 2012.  Such nominations must also satisfy the other requirements for shareholders nominations set forth in our bylaws.

To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2012 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received by us at our principal executive offices by May 29, 2012.  Such proposals must also satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.  Our Bylaws require shareholders who wish to make a proposal at the next annual meeting of our shareholders—other than one that will be included in our proxy statement—to notify us no later than August 11, 2012.  Such proposals must also satisfy the other requirements for shareholders proposals set forth in our Bylaws.

Such nominations or proposals must be submitted to Mr. Will Hogoboom, Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.  To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of our outstanding common stock, to file initial reports of ownership with respect to our equity securities and reports of changes in such ownership with the SEC. Such persons are required by SEC rules to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the year ended June 30, 2011, all filing requirements were timely satisfied except that Mr. Apfelbach failed to file on a timely basis two reports and two transactions, Mr. Dennis failed to file on a timely basis two reports and one transaction, Mr. Scampini failed to file on a timely basis three reports and three transactions, Mr. Hogoboom failed to file on a timely basis one report and one transaction, and Mr. Nordloh failed to file on a timely basis two reports and two transactions.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting shareholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our shareholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

 The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZBB ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
ZBB Energy Corporation Shareholder Meeting to be Held on November 9, 2011.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/ZBB

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/ZBB to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these  documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before October 25, 2011 to facilitate timely delivery.

.

Shareholder Meeting Notice

ZBB Energy Corporation’s Annual Meeting of Shareholders will be held at the Principal Executive Offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, on Wednesday November 9, 2011 at 10:00 am local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

  The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2:
1.           Election of Directors:  01 - Richard A. Payne, 02 - Jeffrey A. Reichard, 03 - James H. Ozanne
2.           Ratify the selection of Baker Tilly as independent registered public accounting firm for fiscal 2012.
3.           In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE NOTE -YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone by calling 1-800-652-VOTE (8683) within USA & Canada or 1-781-575-2300 outside USA & Canada or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. If you plan to attend the Annual Meeting and require directions, please call the Company for directions at (262) 253-9800.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g Internet - Go to www.envisionreports.com/ZBB. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

 g  Telephone - Call toll free 1-866-641-4276 within the USA, US territories & Canada or 1-781-575-4238 outside the USA, US territories &
        Canada using a touch-tone phone and follow the instructions to login in and order a paper copy.

 g  Email - Send email to investorvote@computershare.com with “Proxy Materials ZBB Energy Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by October 25, 2011.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 9, 2011.

Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/ZBB
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
   US territories & Canada any time on a touch tone
   telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in                             • Follow the instructions provided by the recorded message.
this example. Please do not write outside the designated areas.       ☒

Annual Meeting Proxy Card

     IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For Withhold		For Withhold		For Withhold
01 - Richard A. Payne	☐ ☐	02 - Jeffrey A. Reichard	☐ ☐	03 - James H. Ozanne	☐ ☐

For Against Abstain
2. Ratify the selection of Baker Tilly as independent registered public accounting firm for fiscal 2012.	☐ ☐ ☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B   Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give fulltitle as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

.

Agenda

•           Elect three directors to serve until 2014 as Class I directors.
•           Ratify the selection of Baker Tilly as independent registered public accounting firm for 2012.
•           Transact such other business as may properly come before the meeting.

You can view the Annual report and Proxy Statement on the internet at www.envisionreports.com/ZBB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ZBB ENERGY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZBB ENERGY CORPORATION

The undersigned hereby appoints Eric Apfelbach and Will Hogoboom proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ZBB Energy Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of ZBB Energy Corporation to be held at the Principal Executive Offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, on Wednesday November 9, 2011 at 10:00 am local time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PROPOSALS 1 AND 2 ARE BEING PROPOSED BY ZBB ENERGY CORPORATION.

(Continued, and to be marked, dated and signed, on the other side)

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.       ☒

Annual Meeting Proxy Card

                          PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For Withhold		For Withhold		For Withhold
01 - Richard A. Payne	☐ ☐	02 - Jeffrey A. Reichard	☐ ☐	03 - James H. Ozanne	☐ ☐

For Against Abstain
2. Ratify the selection of Baker Tilly as independent registered public accounting firm for fiscal 2012.	☐ ☐ ☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give fulltitle as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

.

Agenda

•           Elect three directors to serve until 2014 as Class I directors.
•           Ratify the selection of Baker Tilly as independent registered public accounting firm for 2012.
•           Transact such other business as may properly come before the meeting.

You can view the Annual report and Proxy Statement on the internet at www.envisionreports.com/ZBB

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.♦

Proxy — ZBB ENERGY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZBB ENERGY CORPORATION

The undersigned hereby appoints Eric Apfelbach and Will Hogoboom proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ZBB Energy Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of ZBB Energy Corporation to be held at the Principal Executive Offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, on Wednesday November 9, 2011 at 10:00 am local time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PROPOSALS 1 AND 2 ARE BEING PROPOSED BY ZBB ENERGY CORPORATION.

(Continued, and to be marked, dated and signed, on the other side)